Exhibit 3(i)

CERTIFICATE OF ELIMINATION OF

THE CAPPED CONVERTIBLE PREFERRED STOCK AND

THE ESOP CONVERTIBLE PREFERRED STOCK OF
MARRIOTT INTERNATIONAL, INC.

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

Marriott International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

      That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Amended and Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of two series of preferred stock of the Company consisting of one hundred thousand (100,000) shares of Capped Convertible Preferred Stock without par value (the "Capped Preferred Stock") and one hundred thousand (100,000) shares of ESOP Convertible Preferred Stock without par value (the "ESOP Preferred Stock") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on June 13, 2000, filed Certificates of Designation with respect to such Capped Preferred Stock and ESOP Preferred Stock in the office of the Secretary of State of the State of Delaware.

      That no shares of such Capped Preferred Stock or ESOP Preferred Stock are outstanding and no shares thereof will be issued subject to such Certificates of Designation.

      That the Board of Directors of the Company has adopted the following resolutions:

      WHEREAS, by resolution of the Board of Directors of the Company and by Certificates of Designation (the "Certificates of Designation") filed in the office of the Secretary of State of the State of Delaware on June 13, 2000, this Company authorized the issuance of two series of preferred stock of the Company consisting of one hundred thousand (100,000) shares of Capped Convertible Preferred Stock without par value (the "Capped Preferred Stock") and one hundred thousand (100,000) shares of ESOP Convertible Preferred Stock without par value (the "ESOP Preferred Stock") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

      WHEREAS, as of the date hereof, no shares of such Capped Preferred Stock or ESOP Preferred Stock are outstanding and no shares thereof will be issued subject to such Certificates of Designation; and

      WHEREAS, it is desirable that all matters set forth in the Certificates of Designation with respect to such Capped Preferred Stock and ESOP Preferred Stock respectively be eliminated from the Third Amended and Restated Certificate of Incorporation, as heretofore amended, of the Company;

      NOW, THEREFORE, BE IT AND IT HEREBY IS

      RESOLVED, that all matters set forth in the Certificates of Designation with respect to such Capped Preferred Stock and ESOP Preferred Stock respectively be eliminated from the Third Amended and Restated Certificate of Incorporation, as heretofore amended, of the Company; and it is further

      RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificates of Designation with respect to such Capped Preferred Stock and ESOP Preferred Stock shall be eliminated from the Third Amended and Restated Certificate of Incorporation, as heretofore amended, of the Company.

      That, accordingly, all matters set forth in the Certificates of Designation with respect to such Capped Preferred Stock and ESOP Preferred Stock be, and hereby are, eliminated from the Third Amended and Restated Certificate of Incorporation, as heretofore amended, of the Company.

IN WITNESS WHEREOF, Marriott International, Inc. has caused this Certificate to be signed its duly authorized officer, as of this 6th day of February, 2006.

MARRIOTT INTERNATIONAL, INC.

By:_/s/ Jeff B. Stant______

Jeff B. Stant

Assistant Secretary

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